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CALIFORNIA RESOURCES CORPORATION

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Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders of To Be Held On Wednesday, May 10, 2017 at 11:00 a.m. Pacific Time Bakersfield Marriott at the Convention Center 801 Truxtun Avenue, Bakersfield, California 93301 COMPANY NUMBER ACCOUNT NUMBER CONTROL NUMBER This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. If you want to receive a paper or email copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery, please make the request as instructed below before April 28, 2017. Please visit http://www.astproxyportal.com/ast/20758, where the following materials are available to view: Notice of 2017 Annual Meeting and Proxy Statement Form of Electronic Proxy Card Annual Report to Stockholders TO OBTAIN TELEPHONE: 888ProxyNA (8887769962) or 7189218562 (for international callers) PROXY MATERIALS: EMAIL: info@amstock.com WEBSITE: http://www.amstock.com/proxyservices/requestmaterials.asp TO VOTE: ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the onscreen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 p.m. Eastern Time the day before the meeting date. IN PERSON: You may vote your shares in person by attending the Annual Meeting. See Admission Ticket on reverse side. TELEPHONE: To vote by telephone, please visit www.voteproxy.com to view the materials and to obtain the toll free number to call. You may vote by telephone until 11:59 p.m Eastern Time the day before the meeting date. MAIL: You may request a card by following the instructions above. 1. Election of directors originally designated as Class III directors: William E. Albrecht Richard W. Moncrief Todd A. Stevens 2. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017. 3. Advisory vote to approve named executive officer compensation. 4. To transact any other business that may properly come before the annual meeting or any adjournments or postponements thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. Please note that you cannot use this notice to vote by mail. please notethat you cannot use this notice to vote by mail. passport) and this admission ticket or other proof of stock ownership as of March 13, 2017, the record da

CRC Governance Update April 2017

Forward Looking / Cautionary Statements This presentation contains forward-looking statements that involve risks and uncertainties that could materially affect our expected results of operations, liquidity, cash flows and business prospects. Such statements include those regarding our expectations as to our future: Actual results may differ from anticipated results, sometimes materially, and reported results should not be considered an indication of future performance. While we believe assumptions or bases underlying our expectations are reasonable and make them in good faith, they almost always vary from actual results, sometimes materially. We also believe third- party statements we cite are accurate but have not independently verified them and do not warrant their accuracy or completeness. Factors (but not necessarily all the factors) that could cause results to differ include: Words such as "anticipate," "believe," "continue," "could," "estimate," "expect," "goal," "intend," "likely," "may," "might," "plan," "potential," "project," "seek," "should," "target, "will" or "would" and similar words that reflect the prospective nature of events or outcomes typically identify forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made and we undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. See www.crc.com Investor Relations for important information about 3P reserves and other hydrocarbon resource quantities, finding and development costs, recycle ratio calculations, and drilling locations. financial position, liquidity, cash flows and results of operations business prospects transactions and projects operating costs operations and operational results including production, hedging, capital investment and expected VCI budgets and maintenance capital requirements reserves type curves commodity price changes debt limitations on our financial flexibility insufficient cash flow to fund planned investment inability to enter desirable transactions including asset sales and joint ventures legislative or regulatory changes, including those related to drilling, completion, well stimulation, operation, maintenance or abandonment of wells or facilities, managing energy, water, land, greenhouse gases or other emissions, protection of health, safety and the environment, or transportation, marketing and sale of our products unexpected geologic conditions changes in business strategy inability to replace reserves insufficient capital, including as a result of lender restrictions, unavailability of capital markets or inability to attract potential investors inability to enter efficient hedges equipment, service or labor price inflation or unavailability availability or timing of, or conditions imposed on, permits and approvals lower-than-expected production, reserves or resources from development projects or acquisitions or higher-than-expected decline rates disruptions due to accidents, mechanical failures, transportation constraints, natural disasters, labor difficulties, cyber attacks or other catastrophic events factors discussed in “Risk Factors” in our Annual Report on Form 10-K available on our website at crc.com.

CRC Overview CRC is an independent exploration and production (E&P) company focused on high-return assets in California CRC explores for, produces, gathers, processes and markets crude oil, natural gas and natural gas liquids Management has expertise in operating in sensitive environments and in a strict regulatory regime Spun-off from Occidental Petroleum on Nov. 30, 2014 Created industry-leading California-focused E&P allowing CRC to reinvest substantially all cash flow after debt service to grow its business in the core areas of operation Enabled application of CRC’s technical expertise in under-developed reservoirs and fields Our Company Our History Our vision is to be the premier company providing Californians with long-term ample, affordable and reliable energy exclusively from California resources Key Statistics TICKER CRC Market Cap* $619.8 MM USD Enterprise Value* $5.9 BN USD Employees** 1,450 2016 Revenues $1,547 MM 2016 Production 140 Mboe/d 2016 Adj. EBITDAX $616 MM 2016 Operating Cash Flow $130 MM * Capital IQ, as of 3/15/2017 ** As of end of 2016

Focused on California Grow NAV per share through exploration and development of under-developed resources Eliminate reliance on external capital through self-funding capital program Rigorously review projects to allocate capital efficiently Drive down costs to enhance project returns Aggressively apply modern technologies to develop assets in a responsible manner Utilize legacy knowledge and data to accelerate successful exploration program Capitalize on management team’s local expertise with assets Seek to benefit communities in which CRC operates Maintain frequent, constructive dialogue with local, regional and state representatives Be the operator of choice for California >85% of CA production from top 5 operators* Focused Business Strategy *Source: DOGGR data (through November 2016), IHS, Wood Mackenzie, Company Estimates Gross Operated MBoe/d Top California Producers in 2016* Largest 3D Seismic Position in California Disciplined Capital Allocation Increased Exploration & Development to Unlock Resource Potential Proactive and Collaborative Approach to Safety and Environmental Protection

Impact of Oil Prices & Debt Burden on Stock Price 1 Calculations of Adjusted EBITDAX and Net Debt (debt less cash) for the Peers have been made using publicly available data and may not be comparable across companies presented due to differences in methods used between companies or availability of specific elements Total Leverage (Net Debt/EBITDAX) Severe downturn in oil prices, combined with the significant leverage assumed from Occidental, has led to outsized pressure on stock price Total Leverage (Net Debt/EBITDAX), 2016E1 CRC Equity Stock Performance

2016 Strategic Focus CRC began 2017 poised to take advantage of the commodity price upswing 2016 Strategic Priorities Performance on Strategic Priorities Reduce overall leverage while minimizing dilution to shareholders Reduced outstanding debt nearly $1.5 billion, or over 20%, from 2015 peak at an incremental interest cost of $31 million per year Chose options to maximize deleveraging, minimize recurring cost to the income statement and minimize equity dilution Focus on cash margins and controllable items such as efficiency, operating cost and overhead Reduced production costs $2.62/Boe or 14% since the spin-off Reduced capital cost of wells – 2016 program has 23% lower well costs compared to prior similar wells Maintain base production focusing on higher margin, higher return, low decline crude oil projects 2016 production declined only 12.5% with only $31 million of Drilling & Completions and Workover Capital Investment Fund capital needs within cash flow Generated $49 million of free cash flow after capital expenditures for 2016 Maintain exceptional health, safety and environmental practices CRC’s exemplary health, safety and environmental performance in 2016 was recognized by the National Safety Council and the Wildlife Habitat Council

CRC Focus Post-Spin Transformation Culture Regulatory Engagement Employee Engagement Silo / Separate Reactive Low One CRC Proactive High Financial Priorities $ Debt Capital Efficiency Annual Production Costs $7BN Low $1.2BN $4BN High $750MM Portfolio Management Maintenance Capital Product Focus Actionable Inventory High Rate Low Low Value High Strategic Flexibility Capital Flexibility Production Growth Trajectory Price Outlook Preservation Decline Trough Acceleration Growth Peak $

Strong Board Oversight Board Leadership Structure The Chair and Lead Independent Director lead the Board in its oversight role, enabling the CEO to focus on the company’s business operations Commitment to Maintaining a Balance of Skills & Qualifications to Oversee the Company William Albrecht Non-Executive Chairman Harold Korell Lead Independent Director Todd Stevens CEO & President March 2017: Board appointed Harry McMahon to the Board, following Timothy Sloan’s departure Investment banking experience brings deep insight into financial structuring matters and fashioning innovative strategic solutions Senior managerial roles give him valuable perspectives on maintaining ties between boards and management

Board is Committed to Governance Best Practices Separate Chairman and CEO Roles Independent Lead Director Majority Independent Board Independent Board Committees Regular Executive Sessions No Stockholder Rights Plan (“Poison Pill”) Majority Vote Standard Annual Election of Directors Beginning in 2018 As CRC matures as a public company, the Board will correspondingly enhance our governance profile based on shareholder feedback Corporate Governance Compensation Governance Pay for Performance Alignment Clawback Policy Robust Stock Ownership Guidelines Retain Independent Advice No Individual Employment Agreements No Hedging or Pledging No Repricing of Stock Options Double-Trigger Change in Control Provisions

2016 CEO Compensation Package Base Salary Annual Incentive Long-Term Incentive Established based on peer group market data as well as individual factors including experience and internal pay equity Strategic & Individual Objectives Execution of objectives Stakeholder outreach Stockholder relations Regulatory approvals Debt management Succession planning and leadership development Risk management Performance Incentive Awards (PIA): 50% 3 year performance period Payout is 0% to 200% of grant target value Metrics based on costs relative to industry peers1 Settled in cash to limit dilution and retain key executives Restricted Stock Unit Awards (RSU): 50% Vest ratably over a 3 year period Settled in shares Element Description Measure Weighting Liquidity (EBITDAX, interest, debt) 35% Costs (production, G&A) 10% Production 5% Value Creation Index (VCI) 5% Health, Safety & Environment 5% Strategic and Individual Objectives 40% Grant date value significantly reduced compared to 2015 (from $5MM to $3.5MM) based on industry conditions at the time and anticipated changes in competitive compensation levels among compensation peers Promotes executive retention & conserves shares with limited pool and manages dilution Reduced by 10% during the severe downturn in commodity prices For 2016, the Compensation Committee adjusted the performance measures to address and prioritize CRC’s liquidity challenges and better match the company’s near-term strategic goals Key Highlights 1 Industry metrics peers based on companies with similar asset and operating cost characteristics to CRC, rather than similar size as used for compensation benchmarking purposes. This set of peer companies selected are: Anadarko Petroleum, Canadian Natural Resources, Cenovus Energy, Chevron, ConocoPhillips, Denbury Resources., Exxon Mobil, Hess Corporation, Husky Energy, Imperial Oil, Marathon Oil, Occidental Petroleum, Royal Dutch Shell, and Suncor Energy

Peer Group Selection 2014 Peer Group Market Cap Revenue 2015 & 2016 Peer Group Enterprise Value Asset Value Equity Market Cap Scope of Operations Why the 2014 Peer Group was not appropriate Occidental selected peer companies for CRC in 2014 prior to the finalization of the spin-off terms and the severe downturn in oil prices CRC’s expected market capitalization and revenue used to determine comparable peer companies were significantly higher than the actual market capitalization and revenue realized following the spin-off. This resulted in compensation targets that were higher than the peer group used in 2015 and 2016 by CRC’s Compensation Committee. Why the 2016 Peer Group is more accurate Because of our highly leveraged balance sheet and oil fields that by nature have higher operating costs, the sustained depressed oil price environment has had a larger impact on our stock price compared to other oil and gas companies Companies with similar equity market capitalization tend to be much smaller in size, scope, and complexity than CRC due to our depressed equity market capitalization The Compensation Committee does not believe executives at these smaller companies face comparable responsibilities and challenges Adding total capitalization and scope of operations helps identify companies that have similar balance sheet challenges and the level of operational complexity that together better match CRC

Peer Group Companies 2014 Peer Group* 2015 & 2016 Peer Group** Company Enterprise Value Assets (Most Recent Quarter) Equity Market Cap EOG Resources 53,029 34,763 49,206 Apache Corp 37,498 55,952 24,822 Devon Energy Corp 39,924 50,637 25,320 Pioneer Natural Resources 24,371 14,909 22,720 Marathon Oil Corp 24,465 35,983 18,803 Continental Resources Inc 22,400 15,076 16,427 Noble Energy Inc 21,938 22,518 16,950 Chesapeake Energy Corp 22,734 40,751 10,896 Southwestern Energy Co 16,520 14,925 9,601 Concho Resources 15,786 11,752 12,177 Cabot Oil & Gas Corp 13,713 5,438 11,982 Range Resources Corp 11,273 8,705 8,200 Whiting Petroleum Corp 11,210 13,993 5,651 Cimarex Energy Co 10,702 8,708 9,608 Newfield Exploration Co 7,353 9,580 4,475 Denbury Resources Inc 6,485 12,728 2,937 QEP Resources Inc 4,829 9,287 3,771 WPX Energy Inc 4,546 8,778 2,198 California Resources Corp 9,107 12,429 2,761 Percentile Rank 21% 40% 4% Company Enterprise Value Assets (Most Recent Quarter) Equity Market Cap Concho Resources Inc 17,416 11,800 13,806 Cabot Oil & Gas Corp 13,945 5,438 12,214 Whiting Petroleum Corp 11,869 14,020 6,319 Range Resources Corp 11,863 8,747 8,790 Cimarex Energy Co 11,176 8,725 10,082 Murphy Oil Corp 9,640 16,742 8,293 Newfield Exploration Co 8,587 9,598 5,709 EP Energy Corp 7,141 10,219 2,565 Denbury Resources Inc 6,148 12,728 2,600 Energen Corp 5,860 6,138 4,823 SM Energy Co 5,282 6,517 3,486 QEP Resources Inc 4,773 9,287 3,660 Oasis Petroleum Inc 4,634 5,938 1,980 WPX Energy Inc 4,444 8,798 2,237 Parsley Energy 2,365 2,051 1,738 California Resources Corp 9,281 12,497 2,935 Percentile Rank 62% 84% 31% * Data as of Feb 2015 ** Data as of Mar 2015

Character, Responsibility, Commitment CRC supports thousands of vendors, suppliers and jobs by investing over $2 billion annually into California’s economy Active and constructive participant in California’s development of legislation, regulation and energy policy Apply advanced production technologies and control systems, as well as innovative environmental safeguards and conservation measures Promote conservation of water, habitat and energy in all of our operations CRC works actively to reduce hazards in our operations by setting consistent expectations in job planning and contractor selection, empowering and training our workforce as safety leaders, and supporting them with safe work practices, technology and rigorous maintenance and asset integrity programs CRC’s 2015 Illness Incident Rate (IIR) of 0.54 was less than one-sixth the 2014 average IIR for private industry as reported by the Bureau of Labor Statistics CRC is committed to socially responsible business practices Community Outreach Health & Safety Conservation & Environmental Protection

Conclusion Management executed on strategic priorities and significantly reduced leverage by cutting debt and enhancing margins The Board took action to shape the annual incentive plan around the strategic priorities The Board aligned CEO pay and performance by: Reducing base salary by 10% during the severe industry downturn Reducing grant date value by 30% of 2015 levels for 2016 The Board ensures skills and experiences are balanced and match the needs of the company The Board is committed to corporate and compensation governance best practices

APPENDIX

Select Market Commentary "So far, CRC owns the title of the worst-timed oil spin out in history (from Oxy with a $6bn ton of debt, on the Monday of Thanksgiving 2014’s most bearish OPEC meeting in history). CRC made remarkable progress in 2016, containing spending, restructuring debt, preserving the asset base, managing declining production.” – Wolfe Research (February 16, 2017) “CRC remains highly dependent on oil prices, with any weakness likely disruptive to the stability of the credit. While lower oil prices are a risk, we believe exposure to the credit is warranted given its outsized yield, improving credit profile at current strip prices and upside to higher prices… CRC’s objective is to align cash flow with capital spending in 2017. Our model shows leverage gradually declining during the year with higher EBITDA and term loan amortization.” – Wells Fargo (February 17, 2017) “After industry’s steepest two-year drop in spending, 2017 budget up 4x… In total, 2016 capital spending of $75 million was down 80% y/y, and an even more stunning 96% from 2014 levels... The initial 2017 budget is $300 million – after a change to the credit agreement abolished investment caps – up 300% in percentage terms, though of course that’s after the meltdown of the prior two years… We would not be surprised to see spending exceed this budget, bearing in mind our above-consensus oil price forecast.” – Raymond James (February 16, 2017) Independent Sell-side coverage from recent reports: